Exhibit 99.1

News Release

Medgenics Obtains Rights to First-in-Class Biologic for Severe Pediatric Onset IBD

•	Collaboration with Kyowa Hakko Kirin to develop anti-LIGHT monoclonal antibody

•	Second program from research collaboration with The Children’s Hospital of Philadelphia (CHOP) Center for Applied Genomics (CAG)

•	Data from signal finding study in Severe Pediatric Onset Inflammatory Bowel Disease patients expected in first half 2017

PHILADELPHIA, PA – (Marketwired) – June 6, 2016 -- Medgenics, Inc. (NYSE: MDGN) today announced that it has entered into a collaboration with Kyowa Hakko Kirin Co., Ltd. (Kyowa Hakko Kirin) for the development and commercialization of Kyowa Hakko Kirin’s first-in-class anti-LIGHT monoclonal antibody. Kyowa Hakko Kirin is a leading biopharmaceutical company in Japan, known for its antibody-related cutting-edge technologies to discover and develop innovative new drugs. The anti-LIGHT monoclonal antibody is a Phase 2-ready biologic with available clinical supply.

Medgenics plans to initiate a signal finding study testing the drug in Severe Pediatric Onset Inflammatory Bowel Disease (IBD) in collaboration with Dr. Robert Baldassano, Director of the Center for Pediatric IBD at The Children’s Hospital of Philadelphia (CHOP). “IBD is a distinct and severe genetic disease in children, with very limited treatment options available,” said Dr. Baldassano. “I am pleased to see Medgenics and Kyowa Hakko Kirin come together to advance the development of this program for children with this severe, genetically driven disease.”

“We are pleased to establish this collaboration with a premier biologics partner in Kyowa Hakko Kirin,” said Mike Cola, Chief Executive Officer of Medgenics. “This novel opportunity is a further example of the capability of the Medgenics’ genomic medicine platform to accelerate impactful therapies into the clinic.”

Upon completion of the signal finding study in Severe Pediatric Onset IBD, the Company will have an option to license rights to develop the program. Following exercise of the option, Medgenics will make a one-time, upfront payment in the low single-digit millions to Kyowa Hakko Kirin. Kyowa Hakko Kirin will then select one of two potential collaboration structures: a co-development/co-commercialization partnership or a licensing arrangement. Medgenics will have commercialization rights in the United States and Canada in both structures, and will also add commercialization rights in Europe if Kyowa Hakko Kirin selects the licensing arrangement. Kyowa Hakko Kirin will have commercialization rights in the rest of the world under both structures, as well as Europe in the co-development/co-commercialization structure. Terms for both structures have been pre-agreed and include a combination of royalties and profit-sharing.

“We are excited to enter an agreement with Medgenics in this new era of genomic medicine,” said Mr. Yoichi Sato, Director of the Board, Managing Executive Officer, Vice president, Head of Research and Development Division of Kyowa Hakko Kirin. “We believe in the potential of the anti-LIGHT antibody and we are looking forward to initiating development activities with our new partner in order to provide better treatment options for pediatric IBD patients.”

“This transaction with Kyowa Hakko Kirin and Medgenics exemplifies our mission at CHOP to bring science from bench to bedside,” stated Bryan Wolf, MD, PhD, Chief Scientific Officer at CHOP. “The deal highlights CHOP’s unique genetic discoveries and our ability to collaborate with industry to develop novel therapies for children with rare diseases.”

Severe Pediatric Onset IBD is a chronic orphan disease of children characterized by chronic relapsing inflammation of the gastrointestinal tract. It often leads to malnutrition, growth failure, bowel obstruction, and the need for intravenous feeding and surgeries, including colectomy and colostomy/ileostomy. IBD in children is frequently more aggressive and harder to treat than the adult form of the disease. Although the exact cause remains unknown, many pediatric IBD patients are genetically predisposed to the disease. Recent research by Dr. Hakon Hakonarson and his colleagues at the CAG has shown that many children with pediatric IBD and other autoimmune diseases have loss of function mutations in a specific immune regulatory protein, decoy receptor 3 (DcR3).

A critical function of DcR3 is to effectively dampen inflammation by binding pro-inflammatory proteins such as LIGHT. LIGHT has been shown to be upregulated in the intestines of patients with IBD. Although direct replacement of DcR3 is not feasible as a therapeutic, Medgenics identified the anti-LIGHT monoclonal antibody developed by Kyowa Hakko Kirin, as a potential therapy for these patients. By binding excessive LIGHT, the anti-LIGHT monoclonal antibody may substitute for DcR3 in affected pediatric IBD patients and help to control inflammation.

Medgenics believes that the anti-LIGHT monoclonal antibody has the potential to become an important new, first-in-class biological therapy for severe pediatric onset IBD and other pediatric autoimmune diseases, particularly for patients who fail to respond to, or develop resistance to, anti-TNFa antibodies. More than 50,000 pediatric patients in the US are affected by IBD, with approximately 15,000 – 16,000 of those patients failing anti-TNFa therapy. It is anticipated that 2,000 – 3,000 of these pediatric patients will be eligible for treatment with the anti-LIGHT monoclonal antibody.

Conference Call and Webcast

Medgenics will host a conference call and live audio webcast on Monday, June 6, 2016 at 11:00 a.m. EDT to discuss the transaction.

In order to participate in the conference call, please dial (888) 430-8694 (domestic) or (719) 325-2464 (international). The conference ID number is 2641940.

The live webcast can be accessed under “Events” in the Investors section of the Company’s website at www.medgenics.com or you may use the link: https://www.webcaster4.com/Webcast/Page/1395/15455

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A replay of the call will be available two hours after the end of the conference on June 6, 2016 through August 9, 2016. To access the replay, please dial 888-203-1112 (domestic) or 719-457-0820 (international) and reference the conference ID number: 2641940.

The archived webcast will be available for 90 days in the Investor section of Medgenics’ website at www.medgenics.com.

About Severe Pediatric Onset Inflammatory Bowel Disease

Inflammatory Bowel Disease (IBD) is a disease that causes chronic relapsing inflammation of the intestines. There are two major types of IBD; Ulcerative Colitis which affects the colon, and Crohn’s Disease which effects the entire GI tract. Both diseases are treated with a variety of anti-inflammatory drugs, including steroids, antibiotics, and biologics. Disease etiology is not well understood, but it is believed that both genetics and environmental factors play a major role at various stages and ages of disease onset. IBD affects people of all ages with approximately 2.0 million people affected by the disease in the United States and Europe. The pediatric form of the disease is less common but frequently more severe, affecting more than 50,000 children in the USA. The incidence appears to be increasing. The disease in children is often more aggressive than in adults, more frequently leading to complications, hospitalization, surgery and even death. In children, IBD can also impact physical and emotional growth, interfere with school and social development.

About the anti-LIGHT Monoclonal Antibody

The anti-LIGHT monoclonal antibody is a Phase 2-ready first in class human monoclonal antibody offering a novel molecular approach to treating IBD and potentially other autoimmune diseases. The anti-LIGHT monoclonal antibody binds the pro-inflammatory cytokine, LIGHT (ligand for herpesvirus entry mediator), which is believed to be a major contributor to the chronic relapsing inflammation of IBD and other autoimmune diseases. Normally LIGHT is bound to, and down-regulated by DcR3. In many pediatric patients with IBD and other autoimmune diseases, genetic mutations result in a loss of function of DcR3, allowing LIGHT and other pro-inflammatory molecules to chronically intensify inflammation, which in turn can lead to severe illness and complications. The anti-LIGHT monoclonal antibody can bind LIGHT and may be able to replace some of the function of DcR3 in these children. Medgenics has an option to exclusively license the composition of matter patents, and the Company expects to establish new biological product exclusivity for 12 years from the date of FDA approval of the antibody in the U.S., and at least 10 years from the date of first authorization in Europe.

About Medgenics

Medgenics is dedicated to unlocking the potential of genomic medicine to identify and treat patients with life-altering conditions. Its efforts, including its internal research and development and ongoing sponsored research and licensing agreements with a well-respected pediatric academic medical center, give Medgenics the ability to focus on the underlying genetic pathway of pediatric diseases with the goal of finding therapeutic solutions for subpopulations of both children and adults living with rare and other difficult-to-treat diseases. Medgenics is also the developer of TARGTTM (Transduced Autologous Restorative Gene Therapy), a proprietary gene therapy platform. For more information, visit the Company's website at www.medgenics.com.

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About Kyowa Hakko Kirin

Kyowa Hakko Kirin is a leading biopharmaceutical company in Japan focusing on its core business areas of oncology, nephrology, and immunology/allergy. Kyowa Hakko Kirin leverages antibody-related cutting-edge technologies to discover and develop innovative new drugs aiming to become a global specialty pharmaceutical company which contributes to the health and well-being of people around the world. For more information, please visit www.kyowa-kirin.com.

Locust Walk served as a transaction advisor to Medgenics.

Forward-looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995, which include all statements other than statements of historical fact, including (without limitation) those regarding the Company's financial position, its development and business strategy, its product candidates and the plans and objectives of management for future operations. The Company intends that such forward-looking statements be subject to the safe harbors created by such laws. Forward-looking statements are sometimes identified by their use of the terms and phrases such as "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning,” "expect," "believe," "will," "will likely," "should," "could," "would," "may" or the negative of such terms and other comparable terminology. All such forward-looking statements are based on current expectations and are subject to risks and uncertainties. Should any of these risks or uncertainties materialize, or should any of the Company's assumptions prove incorrect, actual results may differ materially from those included within these forward-looking statements. Accordingly, no undue reliance should be placed on these forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. As a result of these factors, the events described in the forward-looking statements contained in this release may not occur.

Contacts:

Medgenics

Brian Piper

240-899-5554

brian.piper@medgenics.com

Westwicke Partners

Chris Brinzey

339-970-2843

chris.brinzey@westwicke.com

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